UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2019

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36868	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On December 10, 2019, the shareholders of Medicine Man Technologies, Inc. (the “Company”) approved an amendment to the Company’s Articles of Incorporation, as amended, increasing the number of authorized shares of common stock from 90,000,000 shares to 250,000,000 shares. The Articles of Incorporation was amended by replacing Section 3 thereof in its entirety with the following:

“The Corporation is authorized to issue two classes of shares, designated “Preferred Stock” and “Common Stock.” The number of shares of Preferred Stock authorized is 10,000,000, par value $0.001 per share and the number of shares of Common Stock authorized is 250,000,000, par value $0.001 per share.

The Preferred Stock may be divided into such number of series as the Corporation’s Board may determine. The Board is authorized to determine and alter the rights, preferences, privileges and restrictions granted and imposed upon any wholly unissued series of Preferred Stock, and to fix the number and designation of shares of any series of Preferred Stock. The Board, within limits and restrictions stated in any resolution of the Board, originally fixing the number of shares constituting any series may increase or decrease, but not below the number of such series then outstanding, the shares of any subsequent series.”

The Certificate of Amendment of the Articles of Incorporation of the Company dated December 13, 2019, filed with the Secretary of State of Nevada, is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on December 10, 2019. Each share of the Company’s common stock was entitled to one vote per share. A total of 32,997,292 shares of common stock representing 82.74% of the aggregate shares outstanding and eligible to vote and constituting a quorum were represented in person or by valid proxies at the annual meeting. The matters voted upon and the results of the vote are set forth below.

Proposal 1: Election of Directors.

Shareholders elected Robert DeGabrielle and Brian Ruden as Class A directors to serve for an initial term expiring at the Company 2020 annual meeting and thereafter serve for two year terms. In addition, shareholders elected Andrew Williams, Justin Dye and Leonardo Riera as Class B directors to serve for a two-year term expiring at the Company’s 2021 annual meeting. Paul Dickman did not stand for re-election.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Andrew Williams	21,912,579	134,462	10,950,251
Justin Dye	21,755,971	291,070	10,950,251
Leonardo Riera	21,751,899	295,142	10,950,251
Robert DeGabrielle	21,832,640	214,401	10,950,251
Brain Ruden	21,819,123	227,918	10,950,251

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Proposal 2: Ratification of Appointment of Independent Auditors.

Shareholders approved the ratification of the appointment of BF Borgers CPA PC as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

For	Against	Abstentions	Broker Non-Votes
32,795,201	62,735	139,356	N/A

Proposal 3: Approval of Amendment to Company’s 2017 Equity Incentive Plan

The shareholders approved the Amendment to the Company’s 2017 Equity Incentive Plan to increase the number of shares of common stock that may be issued thereunder to 18,500,000.

For	Against	Abstentions	Broker Non-Votes
21,516,642	440,112	90,287	10,950,251

Proposal 4: Approval of Amendment to Company’s Articles of Incorporation

As noted above, the shareholders approved the Amendment to the Company’s Articles of Incorporation to increase the total number of shares of authorized common stock to 250,000,000 shares from 90,000,000.

For	Against	Abstentions	Broker Non-Votes
30,104,664	2,260,812	631,816	N/A

On December 16, 2019, the Company issued a press release announcing the election of Brain Ruden to its Board of Directors.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation dated December 10, 2019
10.1	Amendment to 2017 Equity Incentive Plan
99.1	Press Release dated December 16, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

By:	/s/ Justin Dye
Justin Dye Chief Executive Officer

Date:  December 16, 2019

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